MEMORANDUM OF AGREEMENT
(ADVISORY FEE WAIVERS)
     This Memorandum of Agreement is entered into as of the effective date on the attached Exhibit A and B (each an “Exhibit” or, collectively the “Exhibits”), between AIM Counselor Series Trust, AIM Equity Funds, AIM Funds Group, AIM Growth Series, AIM International Mutual Funds, AIM Investment Funds, AIM Investment Securities Funds, AIM Sector Funds, AIM Tax-Exempt Funds, AIM Treasurer’s Series Trust, AIM Variable Insurance Funds and Short-Term Investments Trust (each a “Trust” or, collectively, the “Trusts”), on behalf of the funds listed on the Exhibits to this Memorandum of Agreement (the “Funds”), and Invesco Aim Advisors, Inc. (“Invesco Aim”). Invesco Aim shall and hereby agrees to waive fees of the Funds, on behalf of their respective classes as applicable, severally and not jointly, as indicated in the Exhibits.
     For and in consideration of the mutual terms and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Trusts and Invesco Aim agree that until at least the expiration date set forth on Exhibit A (the “Expiration Date”) and with respect to those Funds listed on the Exhibit, Invesco Aim will waive its advisory fees at the rate set forth on the Exhibit.
     For and in consideration of the mutual terms and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Trusts and Invesco Aim agree as follows:
1.	Each Trust, for itself and its Funds, and Invesco Aim agree that until the expiration date, if any, of the commitment set forth on the attached Exhibit B occurs, as such Exhibit B is amended from time to time, Invesco Aim will waive advisory fees payable by an Investing Trust in an amount equal to 100% of the net advisory fee Invesco Aim receives on the Uninvested Cash (defined below) from the Affiliated Money Market Fund (defined below) in which the Investing Trust invests (the “Waiver”).
i.	Invesco Aim’s Fund Accounting Group will calculate, and apply, the Waiver monthly, based upon the average investment of Uninvested Cash made by the Investing Trust during the previous month in an Affiliated Money Market Fund.

ii.	The Waiver will not apply to those investing Trusts that do not charge an advisory fee, either due to the terms of their advisory agreement, or as a result of contractual or voluntary fee waivers.

iii.	The Waiver will not apply to cash collateral for securities lending.
For purposes of the paragraph above, the following terms shall have the following meanings:
(a) “Affiliated Money Market Fund” — any existing or future Trust that holds itself out as a money market fund and complies with Rule 2a-7 under the Investment Company Act of 1940, as amended; and
(b) “Uninvested Cash” — cash available and uninvested by a Trust that may result from a variety of sources, including dividends or interest received on portfolio securities, unsettled securities transactions, strategic reserves, matured investments, proceeds from liquidation of investment securities, dividend payments, or new investor capital.
2.	Neither a Trust nor Invesco Aim may remove or amend the Waiver to a Trust’s detriment prior to requesting and receiving the approval of the Portfolio’s Board of Trustee to remove or amend such Waiver. Invesco Aim will not have any right to reimbursement of any amount so waived.

     The Boards of Trustees and Invesco Aim may terminate or modify this Memorandum of Agreement prior to the Expiration Date only by mutual written consent. Invesco Aim will not have any right to reimbursement of any amount so waived or reimbursed.
     Subject to the foregoing paragraphs, each of the Trusts and Invesco Aim agree to review the then-current waivers for each class of the Funds listed on the Exhibits on a date prior to the Expiration Date to determine whether such waivers should be amended, continued or terminated. The waivers will expire upon the Expiration Date unless the Trusts and Invesco Aim have agreed to continue them. The Exhibits will be amended to reflect any such agreement.
     It is expressly agreed that the obligations of the Trusts hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trusts personally, but shall only bind the assets and property of the Funds, as provided in each Trust’s Agreement and Declaration of Trust. The execution and delivery of this Memorandum of Agreement have been authorized by the Trustees of each Trust, and this Memorandum of Agreement has been executed and delivered by an authorized officer of each Trust acting as such; neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Funds, as provided in each Trust’s Agreement and Declaration of Trust.
     IN WITNESS WHEREOF, each of the Trusts, on behalf of itself and its Funds listed in Exhibit A and B to this Memorandum of Agreement, and Invesco Aim have entered into this Memorandum of Agreement as of the Effective Date on the attached Exhibits.

AIM COUNSELOR SERIES TRUST
AIM EQUITY FUNDS
AIM FUNDS GROUP
AIM GROWTH SERIES
AIM INTERNATIONAL MUTUAL FUNDS
AIM INVESTMENT FUNDS
AIM INVESTMENT SECURITIES FUNDS
AIM SECTOR FUNDS
AIM TAX-EXEMPT FUNDS
AIM TREASURER’S SERIES TRUST
AIM VARIABLE INSURANCE FUNDS
SHORT-TERM INVESTMENTS TRUST
on behalf of the Funds listed in the
Exhibit to this Memorandum of Agreement

By:	/s/ John M. Zerr

Title:	Senior Vice President

INVESCO AIM ADVISORS, INC.

By:	/s/ John M. Zerr

Title:	Senior Vice President

EXHIBIT A TO ADVISORY FEE MOA

AIM EQUITY FUNDS	WAIVER DESCRIPTION	EFFECTIVE DATE	EXPIRATION DATE
AIM Charter Fund	Invesco Aim will waive advisory fees to the extent necessary so that advisory fees Invesco Aim receives do not exceed the annualized rates listed below.
0.75% of the first $150M
0.615% of the next $4.85B
0.57% of the next $2.5B
0.545% of the next $2.5B
	0.52% of the excess over $10B	1/1/2005	12/31/2012

AIM Constellation Fund	Invesco Aim will waive advisory fees to the extent necessary so that advisory fees Invesco Aim receives do not exceed the annualized rates listed below.
0.695% of the first $250M
0.615% of the next $4B
0.595% of the next $750M
0.57% of the next $2.5B
0.545% of the next $2.5B
	0.52% of the excess over $10B	3/27/2006	12/31/2012

AIM FUNDS GROUP	WAIVER DESCRIPTION	EFFECTIVE DATE	EXPIRATION DATE
AIM Basic Balanced Fund	Invesco Aim will waive advisory fees to the extent necessary so that advisory fees Invesco Aim receives do not exceed the annualized rates listed below.
0.62% of the first $250M
0.605% of the next $250M
0.59% of the next $500M
0.575% of the next $1.5B
0.56% of the next $2.5B
0.545% of the next $2.5B
0.53% of the next $2.5B
	0.515% of the excess over $10B	1/1/2005	12/31/2012

AIM SECTOR FUNDS	WAIVER DESCRIPTION	EFFECTIVE DATE	EXPIRATION DATE
AIM Gold & Precious Metals Fund	Invesco Aim will waive advisory fees to the extent necessary so that advisory fees Invesco Aim receives do not exceed the annualized rates listed below.
0.75% of the first $250M
0.74% of the next $250M
0.73% of the next $500M
0.72% of the next $1.5B
0.71% of the next $2.5B
0.70% of the next $2.5B
0.69% of the next $2.5B
	0.68% of the excess over $10B	1/1/2005	6/30/2010

AIM TREASURER’S SERIES TRUST	WAIVER DESCRIPTION	EFFECTIVE DATE	EXPIRATION DATE
Premier Portfolio	Invesco Aim will waive advisory fees in the amount of 0.03% of the Fund’s average daily net assets	2/25/2005	6/30/2010

Premier U.S. Government Money Portfolio	Invesco Aim will waive advisory fees in the amount of 0.03% of the Fund’s average daily net assets	2/25/2005	6/30/2010

AIM VARIABLE INSURANCE FUNDS	WAIVER DESCRIPTION	EFFECTIVE DATE	EXPIRATION DATE
AIM V. I. Basic Balanced Fund	Invesco Aim will waive advisory fees to the extent necessary so that advisory fees Invesco Aim receives do not exceed the annualized rates listed below.
0.62% of the first $150M
0.50% of the next $4.85B
0.475% of the next $5B
	0.45% of the excess over $10B	1/1/2005	06/30/2010

AIM V. I. Capital Development Fund	Invesco Aim will waive advisory fees to the extent necessary so that advisory fees Invesco Aim receives do not exceed the annualized rates listed below.
0.745% of the first $250M
0.73% of the next $250M
0.715% of the next $500M
0.70% of the next $1.5B
0.685% of the next $2.5B
0.67% of the next $2.5B
0.655% of the next $2.5B
	0.64% of the excess over $10B	1/1/2005	4/30/2010

EXHIBIT B
AIM COUNSELOR SERIES TRUST

PORTFOLIO	EFFECTIVE DATE	COMMITTED UNTIL
AIM Core Plus Bond Fund	June 2, 2009	June 30, 2010
AIM Floating Rate Fund	July 1, 2007	June 30, 2010
AIM Multi-Sector Fund	July 1, 2007	June 30, 2010
AIM Select Real Estate Income Fund	July 1, 2007	June 30, 2010
AIM Structured Core Fund	July 1, 2007	June 30, 2010
AIM Structured Growth Fund	July 1, 2007	June 30, 2010
AIM Structured Value Fund	July 1, 2007	June 30, 2010
AIM EQUITY FUNDS

PORTFOLIO	EFFECTIVE DATE	COMMITTED UNTIL
AIM Capital Development Fund	July 1, 2007	June 30, 2010
AIM Charter Fund	July 1, 2007	June 30, 2010
AIM Constellation Fund	July 1, 2007	June 30, 2010
AIM Diversified Dividend Fund	July 1, 2007	June 30, 2010
AIM Large Cap Basic Value Fund	July 1, 2007	June 30, 2010
AIM Large Cap Growth Fund	July 1, 2007	June 30, 2010
AIM Summit Fund	July 1, 2007	June 30, 2010
AIM FUNDS GROUP

FUND	EFFECTIVE DATE	COMMITTED UNTIL
AIM Basic Balanced Fund	July 1, 2007	June 30, 2010
AIM European Small Company Fund	July 1, 2007	June 30, 2010
AIM Global Value Fund	July 1, 2007	June 30, 2010
AIM International Small Company Fund	July 1, 2007	June 30, 2010
AIM Mid Cap Basic Value Fund	July 1, 2007	June 30, 2010
AIM Select Equity Fund	July 1, 2007	June 30, 2010
AIM Small Cap Equity Fund	July 1, 2007	June 30, 2010
AIM GROWTH SERIES

FUND	EFFECTIVE DATE	COMMITTED UNTIL
AIM Basic Value Fund	July 1, 2007	June 30, 2010
AIM Global Equity Fund	July 1, 2007	June 30, 2010
AIM Mid Cap Core Equity Fund	July 1, 2007	June 30, 2010
AIM Small Cap Growth Fund	July 1, 2007	June 30, 2010

AIM INTERNATIONAL MUTUAL FUNDS

FUND	EFFECTIVE DATE	COMMITTED UNTIL
AIM Asia Pacific Growth Fund	July 1, 2007	June 30, 2010
AIM European Growth Fund	July 1, 2007	June 30, 2010
AIM Global Growth Fund	July 1, 2007	June 30, 2010
AIM Global Small & Mid Cap Growth Fund	July 1, 2007	June 30, 2010
AIM International Core Equity Fund	July 1, 2007	June 30, 2010
AIM International Growth Fund	July 1, 2007	June 30, 2010
AIM INVESTMENT FUNDS

FUND	EFFECTIVE DATE	COMMITTED UNTIL
AIM Balanced-Risk Allocation Fund*	May 29, 2009	June 30, 2010
AIM China Fund	July 1, 2007	June 30, 2010
AIM Developing Markets Fund	July 1, 2007	June 30, 2010
AIM Global Health Care Fund	July 1, 2007	June 30, 2010
AIM International Total Return Fund	July 1, 2007	June 30, 2010
AIM Japan Fund	July 1, 2007	June 30, 2010
AIM LIBOR Alpha Fund	July 1, 2007	June 30, 2010
AIM Trimark Endeavor Fund	July 1, 2007	June 30, 2010
AIM Trimark Fund	July 1, 2007	June 30, 2010
AIM Trimark Small Companies Fund	July 1, 2007	June 30, 2010

*	Advisory fees to be waived by Invesco Aim for AIM Balanced-Risk Allocation Fund also include advisory fees that Invesco Aim receives on the Uninvested Cash from the Affiliated Money Market Fund in which Invesco Aim Cayman Commodity Fund I, Ltd. invests.
AIM INVESTMENT SECURITIES FUNDS

FUND	EFFECTIVE DATE	COMMITTED UNTIL
AIM Core Bond Fund	July 1, 2007	June 30, 2010
AIM Dynamics Fund	July 1, 2007	June 30, 2010
AIM Global Real Estate Fund	July 1, 2007	June 30, 2010
AIM High Yield Fund	July 1, 2007	June 30, 2010
AIM Income Fund	July 1, 2007	June 30, 2010
AIM Limited Maturity Treasury Fund	July 1, 2007	June 30, 2010
AIM Money Market Fund	July 1, 2007	June 30, 2010
AIM Municipal Bond Fund	July 1, 2007	June 30, 2010
AIM Real Estate Fund	July 1, 2007	June 30, 2010
AIM Short Term Bond Fund	July 1, 2007	June 30, 2010
AIM U.S. Government Fund	July 1, 2007	June 30, 2010

AIM SECTOR FUNDS

FUND	EFFECTIVE DATE	COMMITTED UNTIL
AIM Energy Fund	July 1, 2007	June 30, 2010
AIM Financial Services Fund	July 1, 2007	June 30, 2010
AIM Gold & Precious Metals Fund	July 1, 2007	June 30, 2010
AIM Leisure Fund	July 1, 2007	June 30, 2010
AIM Technology Fund	July 1, 2007	June 30, 2010
AIM Utilities Fund	July 1, 2007	June 30, 2010
AIM TAX-EXEMPT FUNDS

FUND	EFFECTIVE DATE	COMMITTED UNTIL
AIM High Income Municipal Fund	July 1, 2007	June 30, 2010
AIM Tax-Exempt Cash Fund	July 1, 2007	June 30, 2010
AIM Tax-Free Intermediate Fund	July 1, 2007	June 30, 2010
AIM VARIABLE INSURANCE FUNDS

FUND	EFFECTIVE DATE	COMMITTED UNTIL
AIM V.I. Basic Balanced Fund	July 1, 2007	June 30, 2010
AIM V.I. Basic Value Fund	July 1, 2007	June 30, 2010
AIM V.I. Capital Appreciation Fund	July 1, 2007	June 30, 2010
AIM V.I. Capital Development Fund	July 1, 2007	June 30, 2010
AIM V.I. Core Equity Fund	July 1, 2007	June 30, 2010
AIM V.I. Diversified Income Fund	July 1, 2007	June 30, 2010
AIM V.I. Dynamics Fund	July 1, 2007	June 30, 2010
AIM V.I. Financial Services Fund	July 1, 2007	June 30, 2010
AIM V.I. Global Health Care Fund	July 1, 2007	June 30, 2010
AIM V.I. Global Real Estate Fund	July 1, 2007	June 30, 2010
AIM V.I. Government Securities Fund	July 1, 2007	June 30, 2010
AIM V.I. High Yield Fund	July 1, 2007	June 30, 2010
AIM V.I. International Growth Fund	July 1, 2007	June 30, 2010
AIM V.I. Large Cap Growth Fund	July 1, 2007	June 30, 2010
AIM V.I. Leisure Fund	July 1, 2007	June 30, 2010
AIM V.I. Mid Cap Core Equity Fund	July 1, 2007	June 30, 2010
AIM V.I. Money Market Fund	July 1, 2007	June 30, 2010
AIM V.I. PowerShares ETF Allocation Fund	October 22, 2008	June 30, 2010
AIM V.I. Small Cap Equity Fund	July 1, 2007	June 30, 2010
AIM V.I. Technology Fund	July 1, 2007	June 30, 2010
AIM V.I. Utilities Fund	July 1, 2007	June 30, 2010
SHORT-TERM INVESTMENTS TRUST

FUND	EFFECTIVE DATE	COMMITTED UNTIL
Government TaxAdvantage Portfolio	July 1, 2007	June 30, 2010
STIC Prime Portfolio	July 1, 2007	June 30, 2010
Treasury Portfolio	July 1, 2007	June 30, 2010